PROSPECTUS
Filed Pursuant Rule 424(b)(3)
 Registration No. 333-203538
Subject to Completion, dated: July 10, 2015

Pacificorp Holdings, Ltd.

2,390,000 SHARES OF COMMON STOCK

We are an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act.

The selling security holders named in this prospectus are offering 2,390,000 shares of common stock offered through this prospectus, of which they will receive net proceeds of $23,900.  The Company will not receive any proceeds from the sale of the common stock covered by this prospectus.

Our common stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock.  Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.01 per share until our common stock is quoted on the OTCBB and thereafter at a prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority ("FINRA"), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

We do not consider our self a blank check company. We have no plans or intentions to be acquired by or to merge with an operating company, nor do we, nor any of our shareholders, have plans to enter into a change of control or similar transaction or to change our management.

Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 7  to read about factors you should consider before buying shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: July 10, 2015

Prospectus Summary

The following summary is a shortened version of more detailed information, exhibits and financial statements appearing elsewhere in this prospectus. Prospective investors are urged to read this prospectus in its entirety.

We were incorporated on October 6, 2014 and are a startup exploration company without mining operations and we are in the business of mineral exploration. We have no revenues, have achieved losses since inception, have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations. We have not implemented our business plan to date. In order complete Phase 1, with an estimated cost of $7,800 and Phase II, with an estimated cost of $22,374 of our anticipated exploration program.We will need to raise additional funds, with Phase 1 expected to commence between May 1, 2015 and July 31, 2015. To date we have not commenced our exploration program. We are having to raise additional funds of approximately $110,000 commencing immediately, to allow us sufficient time to raise the additional capital and to meet our operations, exploration requirements.  There is no assurance that a commercially viable copper, lead, zinc, and tungsten mineral deposit exists on our mining claims. Further exploration will be required before a final evaluation as to the economic and legal feasibility of our mining claims can be determined. Even if we complete our current exploration program and it is successful in identifying a copper, lead, zinc, and tungsten deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.

We entered into a verbal agreement with our consulting Geologist DA Bending to act as an agent to prospect, locate, stake claims, register claims and provide a preliminary geological report for us, and is comprised of one claim block of 12 claims or 132 acres, respectively. The claims are located in the Ruby Valley Approximately 83km southeast of Elko Nevada.The nearest commercial airport is at Reno, approximately 360 road miles from the property. The cost associated with the acquisition of the property and providing us with a geological report was the sum of $15,000, for a 100% interest in the property the claims are currently in the name of Pacificorp Holdings, Ltd. with the State of Nevada. There is no electrical power that can be utilized on the claim other than electrical power that can be provided by gas or diesel generators that we would bring on site. Immediately prior to the commencement of exploration activities we will then seek to enter into formal agreement(s) to secure Mr.Bending's time and confirm the budget he has recommended. In the event that Mr. Bending is not available to carry out the exploration program, this will allow us to hire another geologist to commence our exploration program.

Wan Soo Lee and Kook Chong Yoo, our directors and officers have not visited the property yet, and have had no previous experience in mineral exploration or operating a mining company, and will rely on our consulting geologist DA Bending and other industry professionals to assist in the exploration of the Delcer Buttes Property.

Our directors own 71.51% of our subscribed for and issued and outstanding common stock. Since our directors own a majority of our outstanding shares and they are the only directors and officers of our company they have the ability to elect directors and control the future course of our company. Investors may find that the corporate decisions influenced by our directors are inconsistent with the interests of other stockholders.

Our objective is to conduct exploration activities on our mining claims to assess whether the claim possess any commercially viable mineral deposits.

Until we can validate otherwise, the claims are without known reserves and we are planning a four phase program to explore our claims.

The claims are not accessible all year round, There are periods where our claims may be un-accessible each year due to snow in the area. This means that our exploration activities may be limited to a period of about eight to nine months per year.

We plan to commence exploration on our claims between May 2015 and July 2015 and our goal is to complete the first phase of exploration before July 31, 2015, and is contingent upon availability of an exploration crew.

The following table summarizes the four phases of our anticipated exploration program.

Phase Number	Planned Exploration Activities	Time table
Phase 1	Preliminary Surface Sampling, Geological and Geochemical Screening. Estimated Cost: $7,800	Between May1, 2015and July 31, 2015
Phase II	Detailed Evaluation, Geological Mapping, Site Prep, additional sampling Estimated Cost:$22,374	Between August 1, 2015 and October 31, 2015
Phase III	Permitting and site preparation: drilling and environmental reclamation Estimated Cost:$63,624	April 1, 2016 and June 30, 2016
Phase IV	Permitting and site preparation: drilling and environmental reclamation Estimated Cost:240,130	July 1, 2016 and September 1, 2016

If our exploration activities indicate that there are no commercially viable mineral deposits on our mining claims we will abandon the claims and stake or acquire new claims to explore. We will continue to stake and explore claims as long as we can afford to do so.

To date we have raised $29,900 via two private offerings, of 6,000,000 common shares subscribed for at $0.001 to our officers and directors, for a total cash proceeds of $6,000; 2,390,000 were subscribed for by 35 non-affiliate shareholders at a price of $0.01 for a total cash proceeds of $23,900. As of July 10, 2015 the company has issued all common shares in relation to the two private offerings and there are no subscriptions outstanding. The Company has also received loans from our President in the amount of $26,721 the loans are unsecured, non-interest bearing and are due upon demand giving 30 days written notice to the borrower.

The following table summarizes the date of offering, the price per share paid, the number of shares sold and the amount raised for the offering.

Closing Date of Offering	Price Per Share Paid	Number of Shares Sold	Amount Raised
November 4, 2014	$0.001	6,000,000	$6,000
December 31, 2014	$0.01	2,390,000	$23,900
December 18, 2014	Loan from Director	Nil	$25,000

We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations.

Name, Address, and Telephone Number of Registrant

We maintain our statutory registered agent's office at Nevada Agency and Transfer Company, 50 West Liberty Street, Suite 880 Reno Nevada. Our mailing address and business office is located at 500 N. Rainbow Road, Suite 300 Las Vegas, Nevada. Our telephone number is702-448-8134. We pay approximately $150 per month for our office space.

The Offering

Common stock offered by selling security holders	2,390,000 shares of common stock. This number represents28.49.% of our current issued and outstanding common stock and all of our non affiliate shares subscribed for.(1).

Common stock outstanding before the offering	8,390,000 Common Shares were subscribed for and are issued and outstanding as of July 10, 2015

Common stock outstanding after the offering	8,390,000 Common Shares issued and outstanding.

Offering Price
The selling shareholders may sell their shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily, andthe selling shareholders will be able to sell their shares once the offering is effective and would theoretically have a marketplace to sell their shares.

Terms of the Offering
The selling security holders will determine when and how they will sell the common stock offered in this prospectus. We will cover the expenses associated with the offering which we estimate to be $13,602.60. Refer to “Plan of Distribution" on Page 15.

Completion of offering
The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect

Securities Issued And to be Issued
 8,390,000 shares of our common stock have been subscribed for and are issued and outstanding.  as of  July 10, 2015.  All of the common stock to be sold under this prospectus will be sold by existing shareholders. There are no other subscriptions outstanding.

Use of proceeds
We are not selling any additional shares and there are no other subscriptions outstanding  of the common stock covered by this prospectus. Additionally, we will not receive any proceeds from the sale of the common stock by the selling shareholders. The funds that we raised through the sale of our common stock were used to cover administrative and professional fees such as accounting, legal, geologist, technical writing, printing and filing costs.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors" beginning on page 9.

The absence of a public market for our common stock makes our shares highly illiquid. It will be difficult to sell the common stock of the company.

Summary Financial Information

The tables and information below are derived from our interim financial statements for the period ended April 30, 2015. We have working capital of $798 and a cash position of $24,966.

Financial Summary	April 30, 2015
Cash	$24,966
Total Assets	$27,966
Total Liabilities	27,168
Total Liabilities and Stockholder's Equity	$35,046

Statement of Operations	April 30, 2015
Revenue	$-
Operating expenses	$7,527
Net Loss	$(7,527)

The book value of our company's outstanding common stock is $0.000 per share as at April 30, 2015.

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following known material risks. You could lose all or part of your investment due to any of these risks.

Risks Associated with Our Company and Industry

If we do not obtain additional financing, our business plan will fail.

Our current operating funds are estimated to be sufficient to complete the first and a portion of our second phase of exploration on our mining claims or fund our explorations activities into July or August 2015 without additional funding . However, we will need to obtain additional financing in order to complete our business plan. Our business plan calls for significant expenses in connection with the exploration of our mining claims. To date we have not made arrangements to secure any additional financing.

If we fail to make required payments, we could lose title to the mining claims.

In order to retain title to the mining claims, we are required to renew the Delcer Buttes claims on an annual basis totaling $212 and $37.84 per claim respectively. By August 31, 2015, we will have to advance the sum of $2,544 to pay for the annual claim renewal with the Bureau of Land Management (BLM) which will be due on August 31, 2015. If we fail to pay the required renewal fees, the mining claims will expire September 1, 2015. Also, we are required to pay an annual fee of $454 to Elko County on or before October 31, 2015.

Because we have only recently commenced business operations, we face a high risk of business failure.

We have not begun the initial stages of exploration of our mining claims, and thus have no way to evaluate the likelihood whether we will be able to operate our business successfully. We were incorporated on October 6, 2014 and to date have been involved primarily in organizational activities, acquiring the mining claims and obtaining financing.

We have not earned any revenues to date and we have not achieved profitability as of January 31, 2015. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in the light of problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mining claims that we plan to undertake.

These potential problems include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates. We have no history upon which to base any assumption as to the likelihood that our business will prove successful, and we can provide no assurance to investors that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks our business will likely fail and you will lose your entire investment in this offering.

Because we have only recently commenced business operations, we expect to incur operating losses for the foreseeable future causing us to run out of funds.

We have not earned revenue and we have never been profitable. Prior to completing exploration on our mining claims, we may incur increased operating expenses without realizing any revenues from our claims, this could cause us to run out of funds and make our business fail and you will lose your entire investment in this offering.

We have no written arrangement or agreement with our consulting Geologist.

We have entered into a verbal agreement with our consulting Geologist DA Bending to act as an agent to prospect, locate, stake claims, registerthe claims and provide a preliminary geological report for us. Immediately prior to the commencement of exploration activities, we intend to enter into formal agreement(s) to secure our geologists time and confirm the budget he has recommended. In the event that this geologist is not available, we believe this will allow us to hire another geologist to commence our exploration program. If we are unable to secure the services of Geologist DA Bending or engage another consulting Geologist expeditiously, it will delay implementing our business plan and may have an adverse effect on our business, reputation, or financial results

If we cannot find a joint venture partner for the continued development of our mining claims, we may not be able to advance exploration work.

If the results of our Phase Two, Phase Three and exploration programs are successful, we may try to enter a joint venture agreement with a partner for the further exploration and possible production on our mining claims. We would face competition from other junior mineral resource exploration companies who have properties that they deem to be attractive in terms of potential return and investment cost. In addition, if we entered into a joint venture agreement, we would likely assign a percentage of our interest in the mining claims to the joint venture partner. If we are unable to enter into a joint venture agreement with a partner, we may fail and you may lose your entire investment in this offering.

Because our management has no experience in the mineral exploration business, we may make errors and this could cause our business to fail.

Our Directors and Officers have had no previous experience operating an exploration or mining company and because of this lack of experience they may be prone to errors. Our management lacks the technical training and experience with exploring for, starting, or operating a mine.

With no direct training or experience in these areas our management may not be fully aware of the many specific requirements related to working in this industry. Our management's decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our management's lack of experience in this industry.

Because our officers and directors will only be devoting limited time to our Company, our operations may be sporadic which may result in periodic interruptions or suspensions of operations.

 At this time we have commenced business operations but have not yet generated any revenues. Our officers and directors, Wan Soo Lee, will only be devoting limited time to our operations. Wan Soo Leewill be devoting approximately 10hours per week initially of his time to our operations and Kook Chong Yoo on an as needed basis. Because our officers and directors will only be devoting limited time to our Company, our operations may be sporadic and occur at times which are convenient to our officers anddirectors. As a result, operations may be periodically interrupted or suspended which could result in a possible cessation of operations.

Because of the speculative nature of mineral exploration, there is substantial risk that no commercially viable mineral deposits will be found.

Exploration for commercially viable mineral deposits is a speculative venture involving substantial risk. We cannot provide investors with assurance that our mining claims contain commercially viable mineral deposits. The exploration program that we will conduct on our claims may not result in the discovery of commercial viable mineral deposits.

Problems such as unusual and unexpected rock formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we may be unable to complete our business plan and you could lose your entire investment in this offering.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. We currently have no such insurance nor do we expect to get such insurance for the foreseeable future. If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all of our assets resulting in the loss of your entire investment in this offering.

Because access to our mining claims may be restricted by inclement weather, we may be delayed in our exploration and any future mining efforts.

Access to our mining claims may be restricted each year due to snow in the area. As a result, any attempts to visit, test, or explore the property maybe largely limited to about nine months per year when weather permits such activities. These limitations can result in significant delays in exploration efforts, as well as mining and production in the event that commercial amounts of minerals are found.

Such delays can result in our inability to meet deadlines for exploration expenditures as defined by the State of Nevada. This could cause our business venture to fail and the loss of your entire investment in this offering unless we can meet deadlines.

As we undertake exploration of our mining claims, we will be subject to compliance of government regulation, this may increase the anticipated time and cost of our exploration program.

There are several governmental regulations that materially restrict the exploration of minerals. We will be subject to the mining laws and regulations as contained in the Mineral Act of the State of Nevada as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations. While our planned exploration program provides a budget for regulatory compliance, there is a risk that new regulations could increase our time and costs of doing business and prevent us from carrying out our exploration program.

Because market factors in the mining business are out of our control, we may not be able to market any minerals that may be found.

The mining industry, in general, is intensely competitive and we can provide no assurance to investors even if minerals are discovered that a ready market will exist from the sale of any ore found. Numerous factors beyond our control may affect the marketability of metals. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.

The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital and you may lose your entire investment in this offering.

Because our auditors have expressed substantial doubt about our ability to continue as a going concern, we may find it difficult to obtain additional financing.

The accompanying financial statements have been prepared assuming that we will continue as a going concern. As discussed in Note 1 to the financial statements, we were recently incorporated on, October 6, 2014and we do not have a history of earnings, and as a result, our auditors have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

We will not be required to comply with certain provisions of the Sarbanes-Oxley Act as long as we remain an "emerging growth company"

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting.

Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until our second annual report.

Because of the inherent limitations during the first year, internal control over financial reporting may not prevent or detect misstatements to our financial statements.

Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, lack of an Audit Committee, Financial Expert, Independent Director or that the degree of compliance with the policies or procedures may deteriorate and become ineffective. Other risks to be considered are, maintaining proper cash controls, including failure to segregate cash handling and accounting functions, and did not require dual signature on the Company’s bank accounts. Additionally, not implementing appropriate information technology controls, the Company retains copies of all financial data and material agreements; however there is no formal procedure or evidence of normal backup of the Company’s data or off-site storage of the data in the event of theft, misplacement, or loss.

We will remain an “emerging growth company” for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31, or if we issue more than $1 billion in non-convertible debt in a three-year period, we would cease to be an “emerging growth company” immediately.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until we are no longer an “emerging growth company” or smaller reporting company.

 Until such time we are no longer an “emerging growth company” or smaller reporting company. our independent registered public accounting firm is not required to formally attest on our controls and procedures over financial reporting  As a result of our independent registered public accounting firm not being required to attest with respect to our controls and procedures over financial disclosure, we may not prevent or detect material misstatements or errors, controls may become inadequate because of changes in circumstances, or the degree of compliance with the policies or procedures may deteriorate and become ineffective. Additionally, due to the lack of the auditors attestation on the effectiveness of our internal control over financial reporting, the Company may not be able to qualify or receive additional funding, shareholders may not have an accurate financial evaluation of the Company, there may be a decline in share price due to a lack of market confidence, and there may be reduced trading activity causing a lack of liquidity of shareholder investment.

We will incur increased costs and demands upon management as a result of complying with the laws and regulations that affect public companies which could materially affect our results of Operations, Financial condition, Business and Prospects.

As a public company we will incur significant legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting and corporate governance requirements.

These requirements include compliance with Section 404 and other provisions of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, as well as rules implemented by the SEC. In addition, our management team will also have to adapt to the requirements of being a public company. We expect that compliance with these rules and regulations will substantially increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

The increased costs associated with operating as a public company will decrease our net income or increase our net loss, and may require us to reduce costs in other areas of our business or increase the prices of our products or services. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our results of operations, financial condition, business and prospects.

As a public company, we also expect that it may be more difficult and expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as our executive officers.

We are an "emerging growth company" and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”

 including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

An “emerging growth company” can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies which will result in less available information for our investors. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) and as a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Risks Associated with our Common Stock

Because our Officers and Directors own approximately 71.51% of our issued and outstanding common stock, he can exert significant influence over corporate decisions that may be disadvantageous to minority shareholders.

As of July 10, 2015 our officers and directors ownapproximately 71.51% of our shares of common stock issued and outstanding. Such ownership grants them control over the Company, such ownership is sufficient to permit themto determine the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and a change in control. The interests of our officers and Directors may differ from the interests of our other shareholders and thus may result in corporate decisions that are disadvantageous to our other shareholders.

We arbitrarily determined the price of the shares of our common stock to be sold pursuant to this prospectus and such price may not reflect the actual market price for the shares.

The initial fixed offering price of $0.01per share of common stock offered by us under to this Prospectus was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market.

The price may not be indicative of the market price, if any, for the common stock that may develop in the trading market after this offering. The market price for our common stock, if any, may decline below the initial public price at which the Shares are offered. Moreover, recently the stock markets have experienced extreme price and volume fluctuations which have had a negative impact on smaller companies. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities.

If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management's attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

Currently, there is no public market for our common stock, and there is no assurance that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, that a viable, liquid market with low volatility will develop.

 Currently, our common stock is not listed on any public market, exchange, or quotation system. Although we are taking steps to enable our common stock to be publicly traded, a market for our common stock may never develop. We currently plan to apply for quotation of our common stock on the OTCBB upon the effectiveness of the registration statement of which this Prospectus forms a part. However, our common stock may never be traded on the OTCBB or even if traded, a viable public market may not materialize. Even if we are successful in developing a public market, there may not be enough liquidity in such market to enable shareholders to sell their Shares. If our common stock is not quoted on the OTCBB or if a viable public market for our common stock does not develop, investors may not be able to re-sell the Shares, rendering the same effectively worthless and resulting in a complete loss of their investment.

We are planning to identify a market maker to file an application with the Financial Industry Regulatory Authority, Inc. ("FINRA") on our behalf so that we may quote our shares of common stock on the OTCBB (which is maintained by the FINRA) commencing upon the effectiveness of our registration statement of which this Prospectus is a part. We cannot assure you that such market maker's application will be accepted by the FINRA. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether any market for our common stock will develop or of the price at which our common stock will trade. If the application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock.

Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be fixed at $0.01per share until such time as our common stock becomes traded on the OTCBB. However, our shares may not become traded on the OTCBB or another exchange. In addition, prices for our common stock may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of the Company, and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

If the selling shareholders sell a large number of shares all at once or in blocks, the value of our shares would most likely decline.

The selling shareholders are offering 2,390,000 shares of our common stock through this prospectus. They may sell these shares at a fixed price of $0.01 until such time as they are quoted on the OTC Bulletin Board or other quotation system or stock exchange.

Our common stock is not presently traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of large numbers of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 28.49% of the common shares currently outstanding.

If we decide to suspend our obligations to file reports under Section 15(d), then our shareholders will not receive publicly disseminated information and will be a private company.

Under Rule 12h-3 of the Securities Exchange Act of 1934, as amended,
“Suspension of Duty to File Reports under Section 15(d)”, an issuer is eligible for the suspension to file reports pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended, if the shares of common stock are held by fewer than 300 persons, or by fewer than 500 persons, where the total assets of the issuer have not be exceeded $10 million on the last day of each of the issuer's three most recent fiscal years. If we decide to suspend our obligations to file reports, then our shareholders will not receive publicly disseminated information, and their investment would not be liquid and would be a private company. Management intends to file a Form 8-A which registers our class of common stock under Section 12 of the Exchange Act and. to file reports pursuant to Section 13(a)of the Securities Exchange Act of 1934, as amended.

If we do not register a class of securities under Section 12 of the Exchange Act, We will be subject to Section 15(d) of the Securities Exchange Act and investors may not be able to obtain sufficient information regarding the company and will make our common stock less attractive to investors.

If we do not register a class of securities under Section 12 of the Exchange Act, we will be subject to Section 15(d) of the Securities Exchange Act and, accordingly, will not be subject to the proxy rules, Section 16 short-swing profit provisions, beneficial ownership reporting, and the bulk of the tender offer rules, therefore, investors may not be able to obtain sufficient information regarding the company and will make our common stock less attractive to investors.

Additional issuances of our securities may result in immediate dilution to existing shareholders.

 We are authorized to issue up to 100,000,000 shares of common stock, $0.001 par value per share, of which 8,390,000 shares of common stock are issued and outstanding. Our Board of Directors has the authority to cause us to issue additional shares of common stock. We may, in the future, issue shares in connection with financing arrangements or otherwise. Any such issuances will result in immediate dilution to our existing shareholders' interests, which will negatively affect the value of your shares.

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.

For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

•	In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

•
The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

We determined the initial private placement offering price of $0.01, based onour being a startup exploration company with no market for our securities and what we found we could attract investors to invest in our high risk mineral exploration company.

The selling shareholders may sell their shares at $0.01per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.We determined this offering price arbitrarily, and the selling shareholders will be able to sell their shares once the offering is effective and would theoretically have a marketplace to sell their shares.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 2,390,000 shares of the common stock offered through this prospectus. These shares were acquired from us in one private placement of our common stock. This offering was exempt from registration under Regulation S of the Securities Act of 1933. The initial private placement offering was conducted at a price of $0.01 per share, of which 2,390,000 shares of common stock were sold and the offering was closed on December 31, 2014. The shares were sold solely by our Directors to their family, close friends and close business associates under Regulation S. There was no private placement agent or others who were involved in placing the shares with the selling shareholders.

The following table provides as of July 10, 2015 information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including the:

Name of Selling Shareholder (1)	Shares Owned Before the Offering (2)	Total Number of Shares to be Offered for the Security Holder's Account (3)	Total Shares Owned After the Offering is Complete (4)	Percentage of Shares Owned After the Offering is Complete (5)
LEE BYEONG SOO	50,000	50,000	Nil	Nil
YANG JAE OK	100,000	100,000	Nil	Nil
BANG HYUN OK	100,000	100,000	Nil	Nil
KIM MYUNG WOONG	50,000	50,000	Nil	Nil
BAK MI JA	100,000	100,000	Nil	Nil
KANG CHOONG SOK	100,000	100,000	Nil	Nil
LEE WAN WOONG	100,000	100,000	Nil	Nil
LEE SOON WON	100,000	100,000	Nil	Nil
CHANG KI SANG	75,000	75,000	Nil	Nil
HONG BAE SIK	75,000	75,000	Nil	Nil
KIM YOUNG SU	75,000	75,000	Nil	Nil
LEE YEON SUG	60,000	60,000	Nil	Nil
LEE BOK NYEOM	75,000	75,000	Nil	Nil
LEE BOK SUN	75,000	75,000	Nil	Nil
LEE BOK OK	65,000	65,000	Nil	Nil
CHOI SEONG HWAN	50,000	50,000	Nil	Nil
YOO HUN JONG	75,000	75,000	Nil	Nil
KIM BYOUNG TAE	75,000	75,000	Nil	Nil
KIM BO YI	60,000	60,000	Nil	Nil
KWON GYEONG SUK	75,000	75,000	Nil	Nil
YOON CHANG GEUM	65,000	65,000	Nil	Nil
PARK SEO GYU	50,000	50,000	Nil	Nil
KANG HAI SOO	50,000	50,000	Nil	Nil
YOO EUN JOO	65,000	65,000	Nil	Nil
JO TAE HO	60,000	60,000	Nil	Nil
PARK HYUN SOON	50,000	50,000	Nil	Nil
CHOI OK SOON	50,000	50,000	Nil	Nil
KIM SUN I	50,000	50,000	Nil	Nil
SHIN DONG SOO	50,000	50,000	Nil	Nil
SONG BYOUNG YOUL	65,000	65,000	Nil	Nil
CHOI SUK JA	60,000	60,000	Nil	Nil
KIM SANG JUN	60,000	60,000	Nil	Nil
LEE HYE KYUNG	50,000	50,000	Nil	Nil
SHIN HYUN YONG	65,000	65,000	Nil	Nil
JANG YEON JA	65,000	65,000	Nil	Nil
Total	2,390,000	2,390,000

(1) Name of Selling Shareholder
(2) Shares Owned Before the Offering
(3) Total Number of Shares to be Offered for the Security Holder's Account
(4) Total Shares Owned After the Offering is Complete
(5) Percentage of Shares Owned After the Offering is Complete

Family Relationships: There are no family relationships. Except as indicated above, the named shareholders beneficially own and have sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. There percentages are based on 8,390,000 shares of common stock issued and outstanding on July 10, 2015. The selling shareholders named in this prospectus are offering a total of 2,390,000 shares of common stock which represents 28.51 % of our outstanding common stock on July 10, 2015.

Except as indicated above, none of the selling shareholders or their beneficial owners:

1.	Has ever been one of our officers or directors; or

2.	Is a registered broker-dealer or an affiliate of a broker-dealer.

Because our offering has no broker-dealer involvement the selling shareholders are considered to be our underwriters.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets or exchanges as the common stock may from time to time be trading;

2.	In privately negotiated transactions;

3.	Through the writing of options on the common stock;

4.	In short sales; or

5.	In any combination of these methods of distribution.

No public market currently exists for our shares of common stock. We intend to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the OTC Bulletin Board.

The OTC Bulletin Board is a securities market but should not be confused with the NASDAQ market. OTC Bulletin Board companies are subject to fewer requirements and regulations that are companies traded on the NASDAQ market. There is no assurance that our common stock will be quoted on the OTC Bulletin Board.

FINRA regulates the OTC Bulletin Board and has requirements regarding the quotation of securities. We currently do not meet these requirements because our common stock is unregistered and we are not yet a reporting company. We intend to register our common stock by [ten days + effective date], by filing a Form 8 A with the SEC. This Form 8 A will also cause us to become a reporting companyand registers our class of common stock under Section 12 of the Exchange Act and accordingly, we would be reporting under Section 13(a) of the Exchange Act.

We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.

Regarding our intention to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the OTC Bulletin Board, we intend to engage a market maker to file an application on our behalf in order to make a market for our common stock by [ninety days + effective date]. We expect that the application process will take two to four months to complete because there is a detailed review process that we must undergo. If our common stock is quoted on the OTC Bulletin Board, it will become simpler to buy and sell our common stock and we expect the liquidity of our common stock will be improved.

The selling shareholders are required to sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board. Thereafter, the sales price offered by the selling shareholders to the public may be:

1.	The market price prevailing at the time of sale;

2.	A price related to such prevailing market price; or

3.	Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. A description of the selling limitations defined by Rule 144 can be located in this prospectus.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or if they act as agent for the purchaser of such common stock from such purchaser.

The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer’s commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares.

These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

If our selling shareholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.

Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future.

The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which:

•	Contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•	Contains a description of the broker's or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;

•	Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

•	Contains a toll-free telephone number for inquiries on disciplinary actions;

•	Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

Contains such other information and is in such form (including language, type, size, and format) as the Security and Exchange Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

•	With bid and offer quotations for the penny stock;

•	The compensation of the broker-dealer and its salesperson in the transaction;

•	The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•	Monthly account statements showing the market value of each penny stock held in the customer's account.

Regulation M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M.

In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the selling shareholders of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

Legal Proceedings

During the past ten years no director, executive officer, promoter or control person of the Company has been involved in the following:

(1)
A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(2)
Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i. Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.   Engaging in any type of business practice; or

iii. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(3)
Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(4)
Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(5)
Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(6)
Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; or

ii  Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Directors, Executive Officers, Promoters and Control Persons

The Directors and Officers currently serving our Company is as follows:

Name	Age	Positions Held and Tenure
Wan Soo Lee	62	President, Secretary , Chief Executive Officer and Director since October 6, 2014
Kook Chong Yoo	51	Treasurer and Director since October 6, 2014

The Directors named above will serve until the next annual meeting of the stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated.

Biographical information

Wan Soo Lee:  Wan Soo Lee has acted as our President, Chief Executive Officer, Chief Financial officer and Director since our inception on October 6, 2014.Wan Soo Lee has specific experience and a background in Mechanical Engineering, and supervising large commercial developments and overseeing numerous employees. From 1990 to present Wan Soo Lee, has been employed by Sam Kook Ltd. in various positions from ranging from supervisor to project manager and has been responsible for overseeing and supervising large commercial developments and overseeing numerous employees.   Wan Soo Lee currently sits on the board of directors of Sam Kook Ltd. as an executive director.  Sam Kook Ltd. is a company that specializes in large commercial applications (Office Towers, Complexes, etc.) for heating, cooling , fire extinguishing, plumbing and drainage systems. Wan Soo Lee also holds a degree in engineering from Hong LK University.

Kook Chong Yoo: Kook Chong Yoo has acted as our as our Treasurer, and Chief Accounting Officer and Director since our inception on October 6, 2014. Kook Chong Yoo has specific experience and a background in finance, planning and budgeting, and supervision.  From 1990 to 2011 Kook Chong Yoo worked for the City of Seoul Korea, as a supervisor of three departments during his tenure with the City of Seoul, (population 9.82 m "Google"). These included, city planning and budgeting, social services and maintenance and security, and was responsible for overseeing numerous city employees with these departments. Upon Mr. Yoo's leaving the employ of the City of Seoul in 2011, to the start up of his own real estate company in 2013, Mr. Yoo took  time off to explore and evaluate other business opportunities,which included obtaining his Real estate license.  From 2013 to present Kook Chong Yoo own and operates his own real estate firm.  Kook Chong Yoo also holds a degree in English language and literature from GyeongGi University.

Given that our directors have no previous experience in mineral exploration or operating a mining and exploration company, our directors also lack accounting credentials but do have experience in engineering and business operations andplanning.

However, both directors are well educated  have served or currently serve as directors of other  companies and have extensive supervisory skills, business and management experience and are familiar and experienced in the day to dayoperations of a business.

They intend to perform their job for us by engaging consultants or other professionals who have experience in the areas where they are lacking and will oversee, supervise, and manage the consultants or other professionals they have engaged  Our directors are also studying information about the Mining and Exploration industry to familiarize themselves with our business.

Significant Employees and Consultants

We have no significant employees other than our Directors and Officers. Wan Soo Lee will devote approximately 10 hours per week or 25% of working time based on a 40 hour work week to our business, With Kook Chong Yoo contributing on an as needed basis.

Conflicts of Interest

Though our directors do not work with any other mineral exploration companies other than ours, they may in the future. We do not have any written procedures in place to address conflicts of interest that may arise between our business and the future business activities of our directors.

Audit Committee Financial Expert

We do not have a financial expert serving on an audit committee. We do not have an audit committee because we are a start-up exploration company and have no revenue.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of July 10, 2015, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5% or more of the outstanding common stock of our company.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Owned Beneficially	Percent of Class Owned Prior To This Offering
Common Stock	Wan Soo Lee President, Secretary, Treasurer, Principal Executive Officer, Principal Financial Officer, and Director 500 N. Rainbow Road, Suite 300 Las Vegas, Nevada 89107	3,000,000	35.755%
Common Stock	Kook Chong Yoo, Principal Accounting Officer and Director 500 N. Rainbow Road, Suite 300 Las Vegas, Nevada 89107	3,000,000	35.755%
Title of Class	Security Ownership of Management	Number of Shares Owned Beneficially	Percent of Class Owned Prior To This Offering
Common Stock	All executive officers and directors as a group (2) People	6,000,000	71.51%

The percent of class is based on 8,390,000 of common stock Issued and outstanding as of July 10, 2015.

The persons listed above are the Directors and Officers of our company and has full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or a group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares power to vote or to direct the voting of such security.

Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Description of Securities

General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of July 10, 2015, 8,390,000 shares of common stock are issued and outstanding and held by 37shareholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of three percent of shares of common stock issued and outstanding, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.

A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no preemptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

As of July 10, 2015, there are no outstanding warrants to purchase our securities. We may, however, issue warrants in the future, to purchase our securities.

Options

As of July 10, 2015, there are no options to purchase our securities outstanding. We may, however, in the future grant such options and/or establish an incentive stock option plan for our directors, employees and consultants.

Convertible Securities

As of July 10, 2015, we have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock. We may, however, issue such convertible or exchangeable securities in the future.

Nevada Anti-Takeover Laws

The provisions of the Nevada Revised Statutes (NRS) sections 78.378 to 78.3793 apply to any acquisition of a controlling interest in a certain type of Nevada corporation known as an “Issuing Corporation”, unless the articles of incorporation or bylaws of the corporation in effect the tenth day following the acquisition of a controlling interest by an acquiring person provide that the provisions of those sections do not apply to the corporation, or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified.

The provisions of NRS 78.378 to NRS 78.3793 do not restrict the directors of an “Issuing Corporation” from taking action to protect the interests of the corporation and its stockholders, including, but not limited to, adopting or signing plans, arrangements or instruments that deny rights, privileges, power or authority to a holders of a specified number of shares or percentage of share ownership or voting power.

An “Issuing Corporation” is a corporation organized in the state of Nevada and which has 200 or more stockholders of record, with at least 100 of whom have addresses in the state of Nevada appearing on the stock ledger of the corporation and does business in the state of Nevada directly. As we currently have less than 200 stockholders the statute does not currently apply to us.

If we do become an “Issuing Corporation” in the future, and the statute does apply to us, our directors will have the ability to adopt any of the above mentioned protection techniques whether or not he owns a majority of our outstanding common stock, provided he does so by the specified tenth day after any acquisition of a controlling interest.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Attorney, Jill Arlene Robbins, our independent legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus have been audited by TAAD, LLP of Walnut, California, USA, to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The summary geological report for our mining claims was prepared by DA Bending MSC. P.Geo. and the summary information of the geological report disclosed in this prospectus is in reliance upon the authority and capability of  DA Bending MSC. P. Geo.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Organization in the Last Five Years

We were incorporated on October 6, 2014 under the laws of the state of Nevada. On the date of our incorporation, we appointed Wan Soo Lee and Kook Chong Yoo as our Directors. On October 6, 2014, Wan Soo Lee was appointed President, Principal Executive Officer, Principal Financial Officer, and Kook Chong Yoo was appointed Secretary, Treasurer and Principal Accounting Officer of the company. Our Directors may be deemed to be our promoters. We have acquired a 100% interest in the Delcer Butte's Property mining claims through staking of the claims, which are located in Elko County Nevada, for a total cost charged to operationsof $15,000, The claims are registered in the name of Pacificorp Holdings, Ltd.

The Jumpstart our Business Startups Act of 2012

 We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012 or JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An “emerging growth company” can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1), and understand that this election is irrevocable.

Description of Business

Business

We are a startup exploration company without operations, and we are in the business of mineral exploration. There is no assurance that a commercially viable mineral deposit exists on our mining claims. Additional exploration will be required before a final evaluation as to the economic and legal feasibility of our mining claims can be determined.

Weacquired a 100% interest in the Delcer Buttes Property comprising of one claim block of 12 claims or 132 acres, through the staking of the claims.

The claims can be accessed via the nearest commercial airport is at Reno, approximately 360 road miles from the property. The total area of the mining claims amounts to approximately 132acres.

Our Directors have not visited the Delcer Buttes Property and have no previous experience exploring for minerals or operating a mining companyand will rely on our consulting geologist, DA Bending and or other industry professionals to assist in developing our claims and business. Even if we complete our current exploration program and it is successful in identifying a copper, lead, zinc, and tungsten deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.

We entered into a verbal agreement with our consulting Geologist DA Bending to act as an agent to prospect, locate, stake claims, register claims, and provide a preliminary geological report for us. Immediately prior to the commencement ofexploration activities we will then enter into formal agreement(s) to secure the geologists time and confirm the budget he has recommended. In the event that this geologist is not available this will allow us to hire another geologist to commence our exploration program.

Mr. Bending is familiar with the area of the Delcer Buttes Property and has provided us with a summary report about the mining claims, describes the mining claims, the regional geology, the mineral potential of the claim and recommendations how we should explore the claim.

The cost of the mining claims charged to operations by us was $15,000 for a 100% percent interest in the claims.

Location and Means of Access to Our Mining Claims

The Delcer Buttes Property is located approximately 50 miles (82 km) South East of Elko, Nevada, and 360 miles northeast of Reno, Nevada, in the  Medicine Springs Mining District.

Mining Claim Description

The Delcer Butte's Property mining claims are unencumbered and in good standing and there are no third party conditions which affect the claim other than conditions defined by the State of Nevada as described below. The claims covers an area of 132 acres. We have no insurance covering the claims.

We believe that no insurance is necessary since the claims are unimproved and contain no buildings or improvements and contains no infrastructure on the claims. The claim numbers, registered owner number, expiry date, number of units, and work requirement as typically recorded in the State of Nevada is as follows:

Claim Number	Registered Owner	Due Date	Number of Claims	Renewal Requirement
DB 1-12	Pacificorp Holdings, Ltd. (100%)	2015-Aug-31 and Oct 31, 2015	12	$2,544 (BLM) $454 Elko County

The Delcer Buttes Property is located approximately50 miles (82km) South Eastof Elko, Nevada, and 360 miles northeast of Reno, Nevada, in the  Medicine Springs Mining District,The twelveclaim Block lies between 7200and 7500feet in elevation in a mountainous but not steeply rugged area.   The land is administered by the United States Bureau of Land Management Some adjoining areas are covered by other active Mining Claims.

The land is used primarily for free range grazing and limited recreation but numerous major mines exist within 50 miles of the site and mining is an important part of the local culture.

There is no assurance that a commercially viable mineral deposit exists on the claims. Exploration will be required before an evaluation as to the economic feasibility of the claim can be determined.  The deed of ownership is in the name of Pacificorp Holdings, Ltd. Until we can validate otherwise, the property is without known reserves and we have planned a four phase exploration program as recommended by our consulting geologist D A Bending MSC.P.Geo. We have not commenced any exploration or work on the claim.

Conditions to Retain Title the Mining Claim

In order to retain title to the mining claims, we are required to renew the claims on an annual basis in the amount totaling $2,544(BLM) or approximately $212 per claim by August 31, 2015, and $454 or 37.84 per claim to Elko County by October 31, 2015. There are no other requirements to retain title to the Delcer Buttes property.

Geology of the Mining Claims

The Delcer Buttes property and related mineralized areas are included in a report and geological map on a scale of 1:250,000 published by the Nevada Bureau of Mines and Geology (Coats,1987) and Hill (1916) and Lapointe et al (1981). The basement of the region consists of Proterozoic metamorphic rocks overlain by Paleozoic (248 to 540 million years of age) calcareous sedimentary rocks derived from weathering of the thrust plates of the Antler Orogeny. This is profoundly complicated by the major thrust events that emplaced the metamorphic rocks of the Ruby Range west of the property area.  These sequences are intruded by Jurassic, Cretaceous and Tertiary volcanic and intrusive centres. The entire sequence was broken into blocks by younger basin and range extension faulting and further off set by the northeast–trending faults of the Ruby Valley and the NW trending structures of the Carlin Trend. The major targets are frequently associated with intersections between NW trending structural zones and the NE Ruby Trend. The Delcer Buttes prospects are zoned from intrusive hosted mesothermal, endoskarn, exoskarn and more . The system is subject to strong lateral and vertical zoning and the best precious metals potential is probably in the clay/silica dominated areas which are poorly exposed peripheral to the more resistant skarn bodies. The host rocks of interest are the calcareous Pilot Shales which and important gold and silver prospects exist in this sequence of upper Paleozoic to Permian rocks in the nearby West Buttes, Mount Kinsley, Medicine Springs and Maverick Springs prospect areas. The geological setting and trend associations underscore the potential of the area for precious metals targets.

Competitive Conditions

The mineral exploration business is an extremely competitive industry. We are competing with many other exploration companies looking for minerals. We are one of the smallest exploration companies and a very small participant in the mineral exploration business. Being a junior mineral exploration company, we compete with other companies like ours for financing and joint venture partners. Additionally, we compete for resources such as professional geologists, camp staff, helicopters and mineral exploration supplies.

Dependence on Major Customers

We have no customers.

Intellectual Property and Agreements

We have no intellectual property such as patents or trademarks. Additionally, we have no royalty agreements or labor contracts.

Government Approvals and Regulations

We will be required to comply with all regulations defined by the State of Nevada Division of Minerals and the Nevada Revised Statutes (NRS).  The effect of these existing regulations on our business is that we are able to carry out our exploration program as we have described in this prospectus. Additionally, we will be required to obtain permits for exploration activities commencing with Phase II, where we are required to file an exploration plan with State, as well, file a plan of remediation in the event the ground has been disturbed as well as post a surety bond. It is possible that a future government could change the regulations that could limit our ability to explore our claims, but we believe this is unlikely.

Exploration Expenditures

As of July 10, 2015 we have not made expenditures in regard to the actual exploration of the mining claims, other than spending $15,000 for staking,claim registration, geological report and other holding costs.

Costs and Effects of Compliance with Environmental Laws

We currently have no costs to comply with environmental laws concerning our exploration program. We will encounter costs upon commencing Phase II, where we will be required to file a plan of remediation with the State in the event the ground has been disturbed and post a surety bond so that the ground can be returned to its original form.

Employees

We do not have any employees other than our directors. We intend to retain the services of independent geologists and engineers on a contract basis to conduct the exploration program on the Delcer Buttes Property.

Reports to Security Holders

We are not required to deliver an annual report to security holders. However, we intend to voluntarily send an annual report to security holders and this annual report will include audited financial statements. This prospectus and exhibits will be contained in a Form S-1 registration statement that will be filed with the Securities and Exchange Commission. We will become a reporting company after this prospectus has been declared effective bythe Securities and Exchange Commission (“SEC”). As a reporting company we will file quarterly, annual, beneficial ownership and other reports with the SEC. You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F. Street NE., Washington, D.C.20549. You may obtain information from the Public Reference Room by calling the SEC at 1800 SEC-0330 or (202) 551-8090. The SEC also maintains an Internet website that contains reports,proxy and information statements and other information regardingregistrants that file electronically with the SEC. The address of thewebsite is www.sec.gov.

Management’s Discussion and Analysis

Plan of Operation

Exploration Plan

Our plan of operation for the foreseeable future is to complete the following objectives within the time periods specified, subject to our obtaining any additional funding necessary for the continued exploration of our mining claims. We do not have enough funds to commence our exploration program and have commenced seeking additional funding, in the form of equity, loans from officers and directors or shareholders. We plan to start our exploration program in the spring of 2015, if the results of our Phase 1 and Phase II exploration programs are encouraging we could commence Phase III in the summer or autumn of 2015, with Phase IV commencing in the spring of 2016. The following is a brief summary of our four phase exploration program:

The next anniversary date of our mining claims is August 31, 2015. In order to keep the claims in good standing we must perform and register exploration work with the State of Nevada and pay the sum of $2,544 to the Bureau of Land Management (BLM) and approximately $454 in county fees on our mining claims as recommended by our consulting Geologist D A Bending, we plan to conduct the first phase of our three phase exploration program starting between May and July of 2015. This Phase 1 exploration program is expected to cost approximately 7,800. A Geologist and assistant will cover the property taking rock and soil samples then ship to a laboratory for assay. The results obtained during the Phase 1 exploration program will be assembled, interpreted and we will review the results.

With respect to our Phase Two program, our consulting geologist DA Bending has indicated that we should budget approximately $22,374 for our Phase Two program. Our Phase two program is scheduled to proceed between August and October of 2015. A field crew will mobilize onto our claims, survey the claims and perform additional mapping and sampling (both soil And rock) and then demobilize from the area.

In the case of our Phase Two program, the results obtained during the Phase Two program will be assembled, interpreted and we will review the results of the Phase Two program. We will then engage our consulting geologist to interpret the results of Phase Two and develop a summary report.

1.
If the Phase III program were to proceed, our consulting Geologist has indicated that we should budget approximately $63,624 for our Phase III program. If we proceed with a Phase III program we would do so between, April 1, 2016 and June 30, 2016. We would obtain the necessary permitting and file or exploration and environmental reclamation plan with the State of Nevada, and then a field crew will mobilize onto our claims and perform trenching and more localized and detailed sampling.

2.
If the Phase IV program were to proceed, our consulting Geologist has indicated that we should budget approximately $240,130 for our Phase IV program. If we proceed with a Phase IV program we would do so between July 1, 2016 and September 30, 2016. We would obtain the necessary permitting and file or exploration and environmental reclamation plan with the State of Nevada, and then a field crew will mobilize onto our claims and perform reverse circulation drilling.

3.
As at January 31, 2015, we had a cash balance of $27,546.  If the results of the Phase 1 and Phase Two exploration program are encouraging, we will look to raise additional capital commencing immediately so that Phase III exploration could commence in the spring of 2016 and Phase IV if warranted in the summer of 2016.

During the next 12 months, we do not anticipate generating any revenue. If additional funds become required, the additional funding will come from equity financing from the sale of our common stock or sale of part of our interest in our mining claims. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our Phase Two through Phase IV programs. In the absence of such financing, our business may fail.

We may consider entering into a joint venture partnership by linking with another resource company to provide the required funding to complete our Phase IV exploration program. We have not undertaken any efforts to locate a joint venture partner for Phase IV. If we enter into a joint venture arrangement, we will assign a percentage of our interest in our mining claims to the joint venture partner.

Based on the nature of our business, we anticipate incurring operating losses in the foreseeable future. We base this expectation, in part, on the fact that very few mining claims in the exploration stage ultimately develop into producing, profitable mines. Our future financial results are also uncertain due to a number of factors, some of which are outside of our control. These factors include, but are not limited to:

•	Our ability to raise additional funding;

•	The market price for, copper, lead, zinc and tungsten;

•	The results of our proposed exploration programs on the mineral property; and

•	Our ability to find joint venture partners for the development of our property interests

Due to our lack of operating history and present inability to generate revenues, our auditors have stated their opinion that there currently exists substantial doubt about our ability to continue as a going concern. Even if we complete our current exploration program and it is successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral reserve.

Phase 1-IV Exploration Program

The costs described which include the proposed budget of our Phase 1 through Phase III exploration program as recommended by our consulting Geologist. The table below summarizes the cost estimate for the Phase 1 through Phase IV exploration programs.

BUDGET Phase I	Unit Cost InclTax	Units	TotalCost
Budget – Initial EngineeringReport
Cost Element
Geologist Professional Fees	$800	4	$3200
Rock, Soil and Stream Sediment Samples 40 Samples	30	40	1200
Field Vehicles: Transportation Inclusive	100	4	400
Compilation and Data Input	700	3	2100
Report Preparation,Drafting and Copying, Communications	900	1	900
Total Including Contingencies			$7800

BUDGET PHASE II	Unit Cost InclTax	Units	TotalCost
Geochemical Sampling: Soil, rock and Talus Fines:	$300	7	$2100
Geological Mapping and Supervision	800	7	5600
Environmental Permitting and Bonding	8000	1	8000
Assays and Analyses	28	50	1400
Sample and Materials Transportations	1000	1	1000
Field Vehicles	120	7	840
Compilation and DataInput	700	2	1400
Report Preparation,Drafting and Copying, Communications	1000	1	1000
Subtotal			20340
Contingency 10%			2034

BUDGET PHASE II			$22374

BUDGET PHASE III	Unit Cost InclTax	Units	TotalCost
Geochemical Sampling: Rock, Detailed Target Definition	$20	300	$6000
Geological Mapping and Supervision	800	12	9600
Environmental Permitting and Bonding	11000	1	11000
Road and Trail preparation	6000	1	6000
Trenching and detailed sampling	10000	1	10000
Assays and Analyses	28	150	4200
Sample and Materials Transportations	50	40	2000
Field Vehicles	120	12	1440
Compilation and Data Input	700	8	5600
Report Preparation, Drafting and Copying, Communications	2000	1	2000
Subtotal			57840
Contingency 10%			5784

BUDGET PHASE III			$63624

BUDGET - PHASE IV	Unit Cost InclTax	Units	TotalCost
Diamond Drilling 3000 Feet	$40	3000	$120000
Mob/Demob	10000	1	10000
Geological Mapping and Supervision	800	20	16000
Environmental Permitting and Bonding	15000	1	15000
Road and Trail preparation	6000	1	6000
Assays and Analyses	25	1000	25000
Sample and Material, Transportation	50	50	2500
Field Vehicles	120	20	4800
Compilation and Data Input	700	20	14000
Report Preparation, Drafting and Copying, Communications	5000	1	5000
Subtotal			$218300
Contingency 10%			21830

BUDGET PHASE IV			$240130

Accounting and Audit

We intend to continue to have our outside consultant assist in the preparation of our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor. Our outside accountant is expected to charge us approximately $500 to prepare our quarterly financial statements and to prepare our annual financial statements. Our independent auditor is expected to charge us approximately $1,500 to review our quarterly financial statements and approximately $4,000 to audit our annual financial statements. In the next twelve months, we anticipate spending approximately $8,500 to pay for our accounting and audit requirements.

Risks and Uncertainties

There are a number of known material risks and uncertainties that are reasonably likely to have a material impact on our revenues, operations, liquidity and income over the short and long term. The primary risk that we face over the long term is that our mining claims may not contain a commercially viable mineral deposit. If our mining claims do not contain a commercially viable deposit, this will have a material effect on our ability to earn revenue and income as we will not be able to sell any minerals.

There are a number of industry-wide risk factors that may affect our business. The most significant industry-wide risk factor is that mineral exploration is an inherently risky business. Very few exploration companies go on to discover economically viable mineral deposits or reserves that ultimately result in an operating mine.

In order for us to commence mining operations we face a number of challenges which include finding qualified professionals to conduct our exploration program, obtaining adequate financing to continue our exploration program, locating a viable ore body, partnering with a senior mining company, obtaining mining permits, and ultimately selling minerals in order to generate revenue. Another important industry-wide risk factor is that the price of commodities can fluctuate based on world demand and other factors. For example, if the price of a mineral were to dramatically decline this could make any ore we have on our mining claims uneconomical to mine. We and other companies in our business are relying on a price of ore that will allow us to develop a mine and ultimately generate revenue by selling minerals.

Finally, we face a risk of not being able to finance our exploration plans. With each unsuccessful attempt at locating a commercially viable mineral deposit we become more and more unattractive in the eyes of investors. For the short term this is less of an issue because we have enough funds to complete the first phase of our exploration program. However, over the long term this can become a serious issue that can be difficult to overcome. Without adequate financing we cannot operate and complete our exploration on the Delcer Buttes Property. However, this risk is faced by all exploration companies and it is not unique to us.

Functional Currency

Our functional currency is the United States dollar. We have determined that our functional currency is the United States dollar for the following reasons:

•	Our current and future financings are and will be in United States dollars;

•	We maintain our cash holdings in United States dollars only;

•	Any potential sales of copper, lead, zinc, and tungsten recovered from our mining claims will be undertaken in United States dollars;

•	Our administrative expenses are undertaken in United States dollars; and

•	All cash flows would be generated in United States dollars.

SEC Filings

We intend to become a reporting company in 2015 after our S-1 is declared effective. This means that we will file documents with the US Securities and Exchange Commission on a quarterly basis.

We expect to incur filing costs of approximately $1,000 per quarter to support our quarterly and annual filings. In the next twelve months, we anticipate spending approximately $5,000 for legal costs to pay for three quarterly filings, one annual filing, a 424B3 final prospectus filing, in order to complete registration of our common stock.

Results of Operations

We have had no operating revenues since our inception on October 6, 2014, through to April 30, 2015. Our activities have been financed from the proceeds of share subscriptions and loans from our president in the amount of $27,168. The loans are unsecured, non-interest bearing and is due upon demand giving 30 days written notice to the borrower.

From our inception, on October 6, 2014, to January 31, 2015, we have raised a total of $29,900 from private offerings of our common stock and a loan from our president of $26,721the loans are unsecured, non-interest bearing and is due upon demand giving 30 days written notice to the borrower.

For the period from inception on October 6, 2014 to April 30, 2015, we incurred total expenses of $29,102. These expenses are included in general and administrative costs.

Liquidity and Capital Resources

The following table sets forth are anticipated expenses during the next year

Category	Planned Expenditures Over The Next 12 Months

Legal and Accounting Fees	$5,000
Office Expenses	$1,800
Mineral Property Exploration Expenses	$7,800
TOTAL	$14,600

As of April 30, 2015 we had a cash balance of $24,966. We have not implemented our business plan to date. In order complete Phase 1, with an estimated cost of $7,800 and Phase II, with an estimated cost of $22,374 of our anticipated exploration program we will need to raise additional funds commencing immediately, with Phase 1 expected to commence between May1and July 31, 2015. To date we have not commenced our exploration program.

Our first year’s exploration budget is $7,800 for Phase 1 on the Delcer Buttes Property without additional funding. We are having to raise additional funds of approximately $110,000 commencing immediately, to allow us sufficient time to raise the additional capital and to meet our second year operations of approximately $110,000 exploration costs of $85,998 (Phases II and III). We can currently fund operations for approximately the next 12 months without further financing. In light of a probable short fall and to remedy our short and long term capital requirements we have commenced seeking additional funding through further sales of our common stock, loans from our officers and directors and or shareholders. We have commenced seeking additional funding through further sales of our common stock, loans from our officers and directors and or shareholders.

In the event that a Phase IV is warranted we will have to raise additional capital and or find a joint venture partner. To date we have not raised any additional capital and have not entered into any discussions with a potential joint venture partner.

There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, we will not be able to continue our exploration of our mining claims and our business may fail.

Off-balance sheet arrangements

We have no off-balance sheet arrangements including arrangements that would effect our liquidity, capital resources, market risk support and credit risk support or other benefits.

Forward-looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Description of Property

We currently rent office space at 500 N. Rainbow Road, Suite 300, Las Vegas Nevada at a cost of approximately $150 month.

We also have one mining claim block comprised of 12claims located in Elko County Nevada as described in the section “Description of Business on Page”.

Certain Relationships and Related Transactions

On November 4, 2014 our officers and directors completed an offering of an aggregate total of 6,000,000 common shares to Wan Soo Lee and Kook Chong Yoo both officers and directors of the Company at a price of $0.001 for total cash proceeds of $6,000.

There was no private placement agent or others who were involved in placing the shares with our officers and directors.

During October 2014 and December 2014 the Company received loans totaling $26,721 from our President, the loans are unsecured, non-interest bearing and is due upon demand giving 30 days written notice to the borrower.

All transactions with our President were on terms at least as favorable to us as would be available from unrelated parties. The promoters of our company are Wan Soo Lee and Kook Chong Yoo. Except for the transactions with Wan Soo Lee noted above, there is nothing of value to be received by the promoter, either directly or indirectly, from us. Additionally, except for the transactions noted above, there have been no assets acquired or are any assets to be acquired from the promoter, either directly or indirectly, from us.

Except as noted above, none of the following parties has, since our inception on October 6, 2014 had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	Any of our directors or officers;

•	Any person proposed as a nominee for election as a director;

•	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

•	Any of our promoters;

•	Any relative or spouse of any of the foregoing persons who has the same house as such person.

Market for Common Equity and Related Stockholder Matters

Market Information

There is presently no public market for our common stock. We anticipate that we will contact a market maker to file an application with FINRA on our behalf in order to make a market for our common stock on the OTC Bulletin Board within ninety days of the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.

We have no common stock that is subject to outstanding warrants to purchase or securities that are convertible to our common stock.

As of July 10, 2015, we had 8,390,000 shares of our common stock outstanding of which 2,390,000 shares are owned by 35 non-affiliate shareholders and 6,000,000 shares that are owned by our 2 Directors and Officers who are affiliates.

Subject to the Rule 144 volume limitations described in the paragraph below there are 6,000,000 shares of our common stock owned by our directors that can potentially begin to be sold pursuant to Rule 144 on July 25, 2015.

Rule 144 Shares

Under Rule 144 a shareholder, including an affiliate of our company, may sell shares of common stock after at least one year has elapsed since such shares were acquired from us or an affiliate of our company. Rule 144 further restricts the number of shares of common stock which may be sold within any three-month period to the greater of one percent of the then outstanding shares of common stock or the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not an affiliate of our company, and who has not been an affiliate of our company for 90 days prior to the sale, and who has beneficially owned shares acquired from our company or an affiliate of our company for over two years may resell the shares of common stock without compliance with the foregoing requirements under Rule 144.

Holders of Our Common Stock

As of July 10, 2015 we have 37 holders of record of our common stock.

Equity Compensation Plans

We have no equity compensation program including no stock option plan and none are planned for the foreseeable future.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other person.

Dividends

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or

2.
Our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Officer for all services rendered in all capacities to us for the fiscal periods indicated.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Wan Soo Lee, Principal Executive Officer (1)	2015 2014	- -	- -	- -	- -	- -	- -	- -	0 0
Kook Chong Yoo, Secretary, Treasurer (2)	2015 2014	- -	- -	- -	- -	- -	- -	- -	0 0

[1] Appointed President on October 6, 2014
[2] Appointed Secretary, Treasurer on October 6, 2014

None of our directors have received monetary compensation since our inception. We currently do not pay any compensation to our directors serving on our board of directors.

Outstanding Equity Awards at Fiscal Year-End Table.

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised, Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearne Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Wan Soo Lee	-	-	-	-	-	-	--	-	-
Kook Chong Yoo	-	-	-	-	-	-	--	-	-

Directors are elected by the vote of a majority in interest of the holders of our common stock and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board individually or collectively consent in writing to the action.

We have no active employment agreements with Wan Soo Lee or Kook Chong Yoo with respect to compensating Wan Soo Lee and Kook Chong Yoo for their management services provided to the company. Additionally, we provide no pension plan for Wan Soo Lee or Kook Chong Yoo. We have no policy to compensate our Directors for director services such as committee participation or special assignments. We have no other arrangements with our Directors.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception on October 6, 2014

Employment Agreements

Currently, we do not have an employment agreement or consulting agreement with our directors and we do not pay any salary to them. There is an understanding between our company and our directors that they will work for us at no cost. They will not be compensated for past, current, or future work.

Financial Statements

Pacificorp Holdings, Ltd.

January 31, 2015

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
Pacificorp Holdings, Ltd.

We have audited the accompanying balance sheet of Pacificorp Holdings, Ltd. as of January 31, 2015 and the related statement of operations, changes in stockholders’ equity and cash flows for the period from October 6, 2014 (inception) to January 31, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. Our audits include examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our audits also include assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pacificorp Holdings, Ltd.as of January 31, 2015 and the related statement of operations, changes in stockholders’ equity and cash flows for the period from October 6, 2014 (inception) to January 31, 2015 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has had no revenues and earnings since inception. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3, which includes achieving profitable operations and raising additional funds through financing. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ TAAD, LLP
Walnut, CA
April 20, 2015

PACIFICORP HOLDINGS, LTD.
BALANCE SHEET

January 31, 2015
ASSETS

Current assets:
Cash	$27,546
Prepaid Expenses	7,500

Total assets	$35,046

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Loan from Related Party	26,721
Total liabilities	26,721

Stockholders' equity:
Common stock; authorized 100,000,000; 8,390,000 issued at $0.001 par value	8,390
Additional Paid in Capital	21,510
Accumulated deficit	(21,575)
Total stockholders' equity	8,325

Total liabilities and stockholders' equity	$35,046

The accompanying notes are an integral part of these financial statements

PACIFICORP HOLDINGS, LTD.
STATEMENT OF OPERATIONS

For the Period from October 6, 2014 (inception) to January 31, 2015

Operating Expenses:

General and administrative	$21,575
Net loss	$(21,575)

Net loss per share:
Basic and diluted	$-

Weighted average number of shares outstanding:
Basic and diluted	8,390,000

The accompanying notes are an integral part of these financial statements

PACIFICORP HOLDINGS, LTD.
STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

	Common Stock
	100,000,000 shares authorized				Total
	Shares	Par Value	Additional	Accumulated	Shareholders'
	Issued	$.001 per share	Paid-in-Capital	Deficit	Equity
BALANCE, OCTOBER 6, 2014 (INCEPTION)	-	-	-	-	-
Shares issued at $0.001	6,000,000	6,000	-		6,000
Shares issued at $0.01	2,390,000	2,390	21,510		23,900
Net loss				(21,575)	(21,575)
BALANCE JANUARY 31, 2015	8,390,000	$8,390	$21,510	$(21,575)	$8,325

The accompanying notes are an integral part of these financial statements

PACIFICORP HOLDINGS, LTD.
STATEMENT OF CASH FLOWS

For the Period from October 6, 2014 (inception) to January 31, 2015

Operating Activities:
Net loss	$(21,575)
Changes in operating assets and liabilities:
Prepaid expenses	(7,500)
Net cash used in operating activities	(29,075)

Financing activities:
Proceeds from related party loan	26,721
Proceeds from the issuance of common stock	29,900
Net cash provided by financing activities	56,621

Increase in cash during the period	27,546

Cash, beginning of period	-

Cash, end of period	$27,546

Supplemental disclosure of cash flow information:
Cash paid during the period
Taxes	$-
Interest	$-

The accompanying notes are an integral part of these financial statements

PACIFICORP HOLDINGS, LTD.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 -ORGANIZATION AND BASIS OF PRESENTATION

Pacificorp Holdings, Ltd. (the "Company") was incorporated in the State of Nevada on October 6, 2014. The Company was organized to develop and explore mineral properties in the State of Nevada.

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in United States (US) dollars. The Company has not produced any revenue from its principal business and is an exploration stage company.

NOTE 2 -SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents. As of January 31, 2015, there were no cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Impairment of Long Lived Assets

The Company tests its assets for recoverability whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable, which includes comparing the carrying amount of a long-lived asset to the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. An impairment loss would be measured as the amount by which the carrying amount of a long-lived asset exceeds its fair value. For the Company's mining claims, this test includes examining the discounted and undiscounted cash flows associated with value beyond proven and probable reserves, in determining whether the mining claim is impaired.

Start-up Expenses

The Company expenses costs associated with start-up activities as incurred. Accordingly, start-up costs associated with the Company's formation have been included in the Company's general and administrative expenses.

Mining Interests and Exploration Expenditures

Exploration costs are expensed in the period in which they occur. The Company capitalizes costs for acquiring and leasing mineral properties and expenses costs to maintain mineral rights as incurred. Should a property reach the production stage, these capitalized costs would be amortized using the units-of-production method on the basis of periodic estimates of ore reserves. Mineral interests are periodically assessed for impairment of value, and any subsequent losses are charged to operations at the time of impairment. If a property is abandoned or sold, its capitalized costs are charged to operations

PACIFICORP HOLDINGS, LTD.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 -SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company utilizes FASB ACS 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The accounting guidance for uncertainties in income tax prescribes a comprehensive model for the financial statement recognition, measurement, presentation, and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. The Company recognizes a tax benefit from an uncertain tax position in the financial statements only when it is more likely than not that the position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits and a consideration of the relevant taxing authority’s widely understood administrative practices and precedents.

Interest and penalties on tax deficiencies recognized in accordance with ACS accounting standards are classified as income taxes in accordance with ASC Topic 740-10-50-19.

We have implemented certain provisions of ASC 740, Income Taxes (“ASC 740”), which clarifies the accounting and disclosure for uncertain tax positions, as defined. ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes.  We adopted the provisions of ASC 740 and have analyzed filing positions in United States jurisdictions where we are required to file income tax returns, as well as all open tax years in these jurisdictions.  We have identified the United States as our "major" tax jurisdiction.  Generally, we remain subject to United States examination of our income tax returns.

Fair Value of Financial Instruments

The Financial Accounting Standards Board issued ASC (Accounting Standards Codification) 820-10 (SFAS No. 157), “Fair Value Measurements and Disclosures" for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements.

FASB ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date.  FASB ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

PACIFICORP HOLDINGS, LTD.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 -SIGNIFICANT ACCOUNTING POLICIES (continued)

-	Level 1: Quoted prices in active markets for identicalassets or liabilities

-
Level 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

-	Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

 Basic and Diluted Earnings Per Share

Net loss per share is calculated in accordance with FASB ASC 260, Earnings Per Share, for the period presented.  ASC 260 requires presentation of basic earnings per share and diluted earnings per share.  Basic income (loss) per share (“Basic EPS”) is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share (“Diluted EPS”) is similarly calculated. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. As of January 31, 2015 and 2013, there were no potentially dilutive securities.

Recent Accounting Pronouncements

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders' equity.

The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted.

The Company adopted ASU 2014-10 during the yearended January 31, 2015, thereby no longer presenting or disclosing any information required by Topic 915.

In February 2013, the FASB issued ASU No. 2013-04, Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date.

The amendments in ASU 2013-04 provide guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this update is fixed at the reporting date, except for obligations addressed within existing guidance in U.S. GAAP.

PACIFICORP HOLDINGS, LTD.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 -SIGNIFICANT ACCOUNTING POLICIES (continued)
The guidance requires an entity to measure those obligations as the sum of the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors and any additional amount the reporting entity expects to pay on behalf of its co-obligors. The guidance in this Update also requires an entity to disclose the nature and amount of the obligation as well as other information about those obligations. The amendment in this standard is effective retrospectively for fiscal years, and interim periods within those years, beginning after December 15, 2013. We are evaluating the effect, if any, adoption of ASU No. 2013-04 will have on our financial statements.

In April 2013, the FASB issued ASU No. 2013-07, Presentation of Financial Statements (Top 205): Liquidation Basis of Accounting. The objective of ASU No. 2013-07 is to clarify when an entity should apply the liquidation basis of accounting and to provide principles for the measurement of assets and liabilities under the liquidation basis of accounting, as well as any required disclosures. The amendments in this standard is effective prospectively for entities that determine liquidation is imminent during annual reporting periods beginning after December 15, 2013, and interim reporting periods therein. We are evaluating the effect, if any, adoption of ASU No. 2013-07 will have on our financial statements.

Recent Accounting Pronouncements – Not Adopted

In February 2013, the FASB issued ASU No. 2013-04, Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date. The amendments in ASU 2013-04 provide guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this Update is fixed at the reporting date, except for obligations addressed within existing guidance in U.S. GAAP. The guidance requires an entity to measure those obligations as the sum of the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors and any additional amount the reporting entity expects to pay on behalf of its co-obligors. The guidance in this Update also requires an entity to disclose the nature and amount of the obligation as well as other information about those obligations. The amendment in this standard is effective retrospectively for fiscal years, and interim periods within those years, beginning after December 15, 2013. The adoption of ASU No. 2013-04 did not have a material impact on our financial statements.

In April 2013, the FASB issued ASU No. 2013-07, Presentation of Financial Statements (Top 205): Liquidation Basis of Accounting. The objective of ASU No. 2013-07 is to clarify when an entity should apply the liquidation basis of accounting and to provide principles for the measurement of assets and liabilities under the liquidation basis of accounting, as well as any required disclosures. The amendments in this standard is effective prospectively for entities that determine liquidation is imminent during annual reporting periods beginning after December 15, 2013, and interim reporting periods therein. The adoption of ASU No. 2013-07 did not have a material impact on our financial statements.

 NOTE 3 – GOING CONCERN

The Company has sustained operating losses since inception. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its shareholders or other sources, as may be required.

PACIFICORP HOLDINGS, LTD.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 3 – GOING CONCERN (continued)

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Management is endeavoring to begin principal revenue generating operations however, may not be able to do so within the next fiscal year.  Management is also seeking to raise additional working capital through various financing sources, including the sale of the Company’s equity securities, which may not be available on commercially reasonable terms, if at all.

If such financing is not available on satisfactory terms, we may be unable to continue our business as desired and operating results will be adversely affected. In addition, any financing arrangement may have potentially adverse effects on us or our stockholders. Debt financing (if available and undertaken) will increase expenses, must be repaid regardless of operating results and may involve restrictions limiting our operating flexibility. If we issue equity securities to raise additional funds, the percentage ownership of our existing stockholders will be reduced and the new equity securities may have rights, preferences or privileges senior to those of the holders of our common stock.

NOTE 4 – INCOME TAXES

No provision was made for federal income tax for the year ended January 31, 2015, since the Company had net operating losses.

The Company has available a net operating loss carry-forward of approximately $6,576, which begins to expire in 2031unless utilized beforehand. The Company generated a deferred tax asset through the net operating loss carry-forward.  However, a valuation allowance of 100% has been established.

NOTE 5 – STOCK SUBSCRIPTIONS RECEIVED

Between October 6, 2014 and January 31, 2015 the Company received $29,900 for common stock subscriptions. 6,000,000 of these shares were subscribed for by the officers and directors of the Company at $.001 per share. The remaining 2,390,000 shares were subscribed for by third parties at $.01 per share. At January 31, 2015, the Company has issued all shares related to these common stock subscriptions

NOTE 6 – LOAN FROM RELATED PARTY

During  October 6, 2014 and January 31, 2015 the Company received advances totaling $26,721 from a related party, the advance is unsecured, non-interest bearing and is due upon demand giving 30 days written notice to the borrower.

NOTE 7 - SUBSEQUENT EVENTS

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through April 20, 2015, the date the financial statements were issued.

Financial Statements

Pacificorp Holdings, Ltd.

April 30, 2015

Index

Balance Sheets	F-12
Statement of Operations	F-13
Statement of Cash Flows	F-14
Notes to the Financial Statements	F-15 to F-20

PACIFICORP HOLDINGS, LTD.
BALANCE SHEETS

	April 30,
	2015 (Unaudited)	January 31, 2015
ASSETS

Current assets:
Cash	$24,966	$27,546
Prepaid Professional Fees	3,000	7,500
Total current assets	27,966	35,046

Total assets	$27,966	$35,046

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Loan from Related Party	27,168	26,721
Total liabilities	27,168	26,721

Stockholders' equity:
Common stock; authorized 100,000,000; 8,390,000 issued at $0.001 par value	8,390	8,390
Additional Paid in Capital	21,510	21,510
Accumulated deficit	(29,102)	(21,575)
Total stockholders' equity	798	8,325

Total liabilities and stockholders' equity	$27,966	$35,046

The accompanying notes are an integral part of these financial statements

PACIFICORP HOLDINGS, LTD.
STATEMENT OF OPERATIONS (Unaudited)

For the three months ended April 30, 2015

Operating Expenses:
General and administrative	$7,527
Net loss	$(7,527)

Net loss per share:
Basic and diluted	$-

Weighted average number of shares outstanding:
Basic and diluted	-

The accompanying notes are an integral part of these financial statements

PACIFICORP HOLDINGS, LTD.
STATEMENT OF CASH FLOWS (Unaudited)

For the three months ended April 30, 2015

Operating Activities:
Net loss	$(7,527)
Changes in operating assets and liabilities:
Prepaid expenses	4,500
Net cash used in operating activities	(3,027)

Financing activities:
Proceeds from related party loan payable	447
Proceeds from the issuance of common stock	-
Net cash provided by financing activities	447

Increase (Decrease) in cash during the period	(2,580)

Cash, beginning of period	27,546

Cash, end of period	$24,966

Supplemental disclosure of cash flow information:
Cash paid during the period
Taxes	$-
Interest	$-

The accompanying notes are an integral part of these financial statements

PACIFICORP HOLDINGS, LTD.
NOTES TO THE  FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1 -ORGANIZATION AND BASIS OF PRESENTATION

Pacificorp Holdings, Ltd. (the "Company") was incorporated in the State of Nevada on April 19, 2013. The Company was organized to develop and explore mineral properties in the State of Nevada.

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in United States (US) dollars. The Company has not produced any revenue from its principal business and is an exploration stage company.

NOTE 2 -SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The unaudited condensed consolidated financial statements of the Company and the accompanying notes included in this Quarterly Report on Form 10-Q are unaudited. In the opinion of management, all adjustments necessary for a fair presentation of the Condensed Financial Statements have been included. Such adjustments are of a normal, recurring nature. The Condensed Consolidated Financial Statements, and the accompanying notes, are prepared in accordance with generally accepted accounting principles in the United States ("GAAP") and do not contain certain information included in the Company's Annual Report on Form S-1 for the fiscal year ended October 31, 2014. This interim Condensed Financial Statements should be read in conjunction with that Annual Report on S-1. Results for the interim periods presented are not necessarily indicative of the results that might be expected for the entire fiscal year.

Cash and Cash Equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents. As of April 30, 2015 and October 31, 2014, there were no cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Impairment of Long Lived Assets

The Company tests its assets for recoverability whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable, which includes comparing the carrying amount of a long-lived asset to the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. An impairment loss would be measured as the amount by which the carrying amount of a long-lived asset exceeds its fair value. For the Company's mining claims, this test includes examining the discounted and undiscounted cash flows associated with value beyond proven and probable reserves, in determining whether the mining claim is impaired.

Start-up Expenses

The Company expenses costs associated with start-up activities as incurred. Accordingly, start-up costs associated with the Company's formation have been included in the Company's general and administrative expenses.

PACIFICORP HOLDINGS, LTD.
NOTES TO THE FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 2 -SIGNIFICANT ACCOUNTING POLICIES (continued)

Mining Interests and Exploration Expenditures

Exploration costs are expensed in the period in which they occur. The Company capitalizes costs for acquiring and leasing mineral properties and expenses costs to maintain mineral rights as incurred. Should a property reach the production stage, these capitalized costs would be amortized using the units-of-production method on the basis of periodic estimates of ore reserves. Mineral interests are periodically assessed for impairment of value, and any subsequent losses are charged to operations at the time of impairment. If a property is abandoned or sold, its capitalized costs are charged to operations

Income Taxes

The Company utilizes FASB ACS 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The accounting guidance for uncertainties in income tax prescribes a comprehensive model for the financial statement recognition, measurement, presentation, and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. The Company recognizes a tax benefit from an uncertain tax position in the financial statements only when it is more likely than not that the position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits and a consideration of the relevant taxing authority’s widely understood administrative practices and precedents.

Interest and penalties on tax deficiencies recognized in accordance with ACS accounting standards are classified as income taxes in accordance with ASC Topic 740-10-50-19.

We have implemented certain provisions of ASC 740, Income Taxes (“ASC 740”), which clarifies the accounting and disclosure for uncertain tax positions, as defined. ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes.  We adopted the provisions of ASC 740 and have analyzed filing positions in United States jurisdictions where we are required to file income tax returns, as well as all open tax years in these jurisdictions.  We have identified the United States as our "major" tax jurisdiction.  Generally, we remain subject to United States examination of our income tax returns.

Fair Value of Financial Instruments

The Financial Accounting Standards Board issued ASC (Accounting Standards Codification) 820-10 (SFAS No. 157), “Fair Value Measurements and Disclosures" for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements.

PACIFICORP HOLDINGS, LTD.
NOTES TO THE FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 2 -SIGNIFICANT ACCOUNTING POLICIES (continued)

FASB ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date.  FASB ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

Level 1: Quoted prices in active markets for identical assets or liabilities

Level 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.
Basic and Diluted Earnings Per Share

Net loss per share is calculated in accordance with FASB ASC 260, Earnings Per Share, for the period presented.  ASC 260 requires presentation of basic earnings per share and diluted earnings per share.  Basic income (loss) per share (“Basic EPS”) is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share (“Diluted EPS”) is similarly calculated. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. For the six months endedApril 30, 2015 and 2014, there were no potentially dilutive securities.

 Recent Accounting Pronouncements

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders' equity.

The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted.

The Company adopted ASU 2014-10 during the years since October 31, 2014, thereby no longer presenting or disclosing any information required by Topic 915.

In February 2013, the FASB issued ASU No. 2013-04, Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date.

The amendments in ASU 2013-04 provide guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this update is fixed at the reporting date, except for obligations addressed within existing guidance in U.S. GAAP.

PACIFICORP HOLDINGS, LTD.
NOTES TO THE FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 2 -SIGNIFICANT ACCOUNTING POLICIES (continued)

The guidance requires an entity to measure those obligations as the sum of the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors and any additional amount the reporting entity expects to pay on behalf of its co-obligors. The guidance in this Update also requires an entity to disclose the nature and amount of the obligation as well as other information about those obligations. The amendment in this standard is effective retrospectively for fiscal years, and interim periods within those years, beginning after December 15, 2013. We are evaluating the effect, if any, adoption of ASU No. 2013-04 will have on our financial statements.

In April 2013, the FASB issued ASU No. 2013-07, Presentation of Financial Statements (Top 205): Liquidation Basis of Accounting. The objective of ASU No. 2013-07 is to clarify when an entity should apply the liquidation basis of accounting and to provide principles for the measurement of assets and liabilities under the liquidation basis of accounting, as well as any required disclosures. The amendments in this standard is effective prospectively for entities that determine liquidation is imminent during annual reporting periods beginning after December 15, 2013, and interim reporting periods therein. We are evaluating the effect, if any, adoption of ASU No. 2013-07 will have on our financial statements.

Recent Accounting Pronouncements – Not Adopted

In August 2014, the FASB issued the FASB Accounting Standards Update No. 2014-15 “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

In connection with preparing financial statements for each annual and interim reporting period, an entity’s management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). Management’s evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued (or at the date that the financial statements are available to be issued when applicable). Substantial doubt about an entity’s ability to continue as a going concern exists when relevant conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued (or available to be issued). The term probable is used consistently with its use in Topic 450, Contingencies.

When management identifies conditions or events that raise substantial doubt about an entity’s ability to continue as a going concern, management should consider whether its plans that are intended to mitigate those relevant conditions or events will alleviate the substantial doubt. The mitigating effect of management’s plans should be considered only to the extent that (1) it is probable that the plans will be effectively implemented and, if so, (2) it is probable that the plans will mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, but the substantial doubt is alleviated as a result of consideration of management’s plans, the entity should disclose information that enables users of the financial statements to understand all of the following (or refer to similar information disclosed elsewhere in the footnotes):

a.	Principal conditions or events that raised substantial doubt about the entity’s ability to continue as a going concern (before consideration of management’s plans)
b.	Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations

c.	Management’s plans that alleviated substantial doubt about the entity’s ability to continue as a going concern.

PACIFICORP HOLDINGS, LTD.
NOTES TO THE FINANCIAL STATEMENTS
(UNAUDITED)

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, and substantial doubt is not alleviated after consideration of management’s plans, an entity should include a statement in the footnotes indicating that there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued). Additionally, the entity should disclose information that enables users of the financial statements to understand all of the following:

a.	Principal conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern
b.	Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations

c.	Management’s plans that are intended to mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.

In February 2013, the FASB issued ASU No. 2013-04, Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date.

The amendments in ASU 2013-04 provide guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this update is fixed at the reporting date, except for obligations addressed within existing guidance in U.S. GAAP. The guidance requires an entity to measure those obligations as the sum of the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors and any additional amount the reporting entity expects to pay on behalf of its co-obligors. The guidance in this Update also requires an entity to disclose the nature and amount of the obligation as well as other information about those obligations. The amendment in this standard is effective retrospectively for fiscal years, and interim periods within those years, beginning after December 15, 2013. The adoption of ASU No. 2013-04 did not have a material impact on our financial statements.

In April 2013, the FASB issued ASU No. 2013-07, Presentation of Financial Statements (Top 205): Liquidation Basis of Accounting. The objective of ASU No. 2013-07 is to clarify when an entity should apply the liquidation basis of accounting and to provide principles for the measurement of assets and liabilities under the liquidation basis of accounting, as well as any required disclosures. The amendments in this standard is effective prospectively for entities that determine liquidation is imminent during annual reporting periods beginning after December 15, 2013,and interim reporting periods therein. The adoption of ASU No. 2013-07 did not have a material impact on our financial statements.

NOTE 3 – GOING CONCERN

The Company has sustained operating losses since inception. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its shareholders or other sources, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

PACIFICORP HOLDINGS, LTD.
NOTES TO THE FINANCIAL STATEMENTS
(UNAUDITED)

Management is endeavoring to begin exploration activities however, may not be able to do so within the next fiscal year.  Management is also seeking to raise additional working capital through various financing sources, including the sale of the Company’s equity securities, which may not be available on commercially reasonable terms, if at all.

If such financing is not available on satisfactory terms, we may be unable to continue our business as desired and operating results will be adversely affected. In addition, any financing arrangement may have potentially adverse effects on us or our stockholders. Debt financing (if available and undertaken) will increase expenses, must be repaid regardless of operating results and may involve restrictions limiting our operating flexibility. If we issue equity securities to raise additional funds, the percentage ownership of our existing stockholders will be reduced and the new equity securities may have rights, preferences or privileges senior to those of the holders of our common stock.

NOTE 4– STOCK SUBSCRIPTIONS RECEIVED

Between October 6, 2014 and January 31, 2015 the Company received $29,900 for common stock subscriptions. 6,000,000 of these shares were subscribed for by the officers and directors of the Company at $.001 per share. The remaining 2,390,000 shares were subscribed for by third parties at $.01 per share. At January 31, 2015, the Company has issued all shares related to these common stock subscriptions.

NOTE 6 – LOAN FROM RELATED PARTY

During  October 6, 2014 and April 30, 2015 the Company received advances totaling $27,168 from a related party, the advance is unsecured, non-interest bearing and is due upon demand giving 30 days written notice to the borrower.

NOTE 7 - SUBSEQUENT EVENTS

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through July 10, 2015, the date the financial statements were issued.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Since inception onOctober 6, 2014, there were no disagreements with our accountants on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure. In addition, there were no reportable events as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-X that occurred within our most recent fiscal year and the subsequent interim periods.

Dealer Prospectus Delivery Obligation

Until 180 days + effective date], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that this prospectus meets all of the requirements for filing and authorized this prospectus to be signed on its behalf by the undersigned, in the City of Las Vegas Nevada on July 10, 2015.

Pacificorp Holdings, Ltd.

By: /s/ Wan Soo Lee
Director, President, Secretary, Principal Executive Officer and Principal Financial Officer

By: /s/Kook Chong Yoo
Director, Treasurer, Principal Accounting Officer